UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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SONIC FOUNDRY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SONIC FOUNDRY, INC.

222 West Washington Avenue

Madison, Wisconsin 53703

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 24, 2021

The Annual Meeting of Stockholders of SONIC FOUNDRY, INC., a Maryland corporation (“Sonic”) will be held virtually, over the Internet, on June 24, 2021, for the following purposes:

1.	To elect three directors to hold office for the terms set forth herein and until their successors are duly elected and qualified.

2.	To ratify the appointment of Wipfli LLP as our independent auditors for the fiscal year ending September 30, 2021;

3.	To transact such other business as may properly come before the meeting or any adjournments thereof.

All the above matters are more fully described in the accompanying Proxy Statement.

The Annual Meeting will be a virtual meeting held over the Internet via Mediasite at www.sonicfoundry.com/shareholder. You will be able to vote your shares electronically at proxyvote.com by entering your sixteen-digit control number located on your proxy card or in the email you have consented to receive from your bank/broker that retains your shares.

Only holders of record of Common Stock at the close of business on May 17, 2021 are entitled to notice of, and to vote at, this virtual meeting or any adjournment or adjournments thereof. You are invited to attend the virtual annual meeting if you are a stockholder of record or a beneficial owner of shares of our common stock as of the Record Date.

The Company has also arranged for space in our offices located at 222 West Washington Avenue, Suite 100, Madison, Wisconsin 53703 from which you can access the Internet and attend the meeting. Should you wish to do so, please contact Laura Delis at laura.delis@sonicfoundry.com no later than seven days prior to the virtual annual meeting. This is an option we are providing for your convenience, as required by Maryland law. YOU DO NOT HAVE TO UTILIZE THIS SPACE IN ORDER TO ACCESS THE VIRTUAL MEETING. YOU MAY ACCESS THE VIRTUAL MEETING FROM ANY CONVENIENT LOCATION.

Please complete and return the enclosed proxy in the envelope provided or follow the instructions on the proxy card to authorize a proxy by telephone or over the Internet.

By Order of the Board of Directors,

/s/ Ken Minor
Madison, Wisconsin	Ken Minor
May 17, 2021	Secretary

If you cannot personally attend the virtual meeting, it is earnestly requested that you promptly indicate your vote on the issues included on the enclosed proxy and date, sign and mail it in the enclosed self-addressed envelope, which requires no postage if mailed in the United States or, follow the instructions on the proxy card to authorize a proxy by telephone or over the Internet. Doing so will save us the expense of further mailings. If you sign and return your proxy card without marking choices, your shares will be voted in accordance with the recommendations of the Board of Directors.

SONIC FOUNDRY, INC.

222 W. Washington Avenue

Madison, Wisconsin 53703

May 17, 2021

PROXY STATEMENT

The Board of Directors of Sonic Foundry, Inc., a Maryland corporation (“Sonic”), hereby solicits the enclosed proxy. Unless instructed to the contrary on the proxy, it is the intention of the persons named in the proxy to vote the proxies:

FOR the election of Frederick H. Kopko Jr. and Taha Jangda for terms expiring in 2026 and William St. Lawrence for term expiring 2023;

FOR the ratification of the appointment of Wipfli LLP as independent auditors of Sonic for the fiscal year ending September 30, 2021.

In the event that a nominee for director becomes unavailable to serve, which management does not expect, the persons named in the proxy reserve full discretion to vote for any other persons who may be nominated. Proxies may also be authorized by telephone or over the Internet by following the instructions on the proxy card. Any stockholder giving a proxy may revoke it at any time prior to the voting of such proxy. This Proxy Statement and the accompanying proxy are being mailed on or about May 21, 2021.

Each holder of Common Stock will be entitled to one vote for each share of Common Stock standing in his or her name on our books at the close of business on May 17, 2021 (the “Record Date”). Only holders of issued and outstanding shares of Sonic's Common stock as of the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting, including any adjournment or postponement thereof. On that date, we had outstanding and entitled to vote 8,064,838 shares of Common Stock, held by approximately 2,800 stockholders, of which approximately 2,600 were held in street name.

The Annual Meeting will be a virtual meeting held over the Internet via Mediasite at www.sonicfoundry.com/shareholder. You will be able to vote your shares electronically at proxyvote.com by entering your sixteen-digit control number located on your proxy card or in the email you have consented to receive from your bank/broker that retains your shares.

The Company has also arranged for space in our offices located at 222 West Washington Avenue, Suite 100, Madison, Wisconsin 53703 from which you can access the Internet and attend the virtual meeting. Should you wish to do so, please contact Laura Delis at laura.delis@sonicfoundry.com no later than seven days prior to the virtual Annual Meeting. This is an option we are providing for your convenience, as required by Maryland law. YOU DO NOT HAVE TO UTILIZE THIS SPACE IN ORDER TO ACCESS THE VIRTUAL MEETING. YOU MAY ACCESS THE VIRTUAL MEETING FROM ANY CONVENIENT LOCATION.

QUORUM; VOTES REQUIRED

Votes cast by proxy or in person at the virtual Annual Meeting will be tabulated by the inspector of elections appointed for the virtual Annual Meeting and will determine whether or not a quorum is present. Where, as to any matter submitted to the stockholders for a vote, proxies are marked as abstentions (or stockholders appear in person but abstain from voting), such abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but will not be treated as present and entitled to vote for any other purpose. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter and has not received instructions from the beneficial owner, which is known as a broker non-vote, such shares will also be considered present for purposes of a quorum, provided that the broker exercises discretionary authority on any other matter in the Proxy. A majority of the shares of stock issued, outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum at the virtual Annual Meeting. The election of Directors requires a plurality of the votes present and entitled to vote. Therefore, the three directors who receive the highest vote total will be elected. Neither an abstention nor a withheld vote will affect the outcome of the election. The ratification of the appointment of Wipfli, LLP requires the affirmative vote of the holders of a majority of the votes cast at the virtual Annual Meeting. If you abstain or withhold your vote on these proposals, it will have no effect on the outcome of the proposal.

The New York Stock Exchange ("NYSE") has rules that govern brokers who have record ownership of listed company stock held in brokerage accounts for their clients who beneficially own the shares. Under these rules, brokers who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on certain discretionary matters but do not have discretion to vote uninstructed shares as to certain other non-discretionary matters. A broker may return a proxy card on behalf of a beneficial owner from whom the broker has not received instructions that casts a vote with regard to discretionary matters but expressly states that the broker is not voting as to non-discretionary matters. The broker's inability to vote with respect to the non-discretionary matters with respect to which the broker has not received instructions from the beneficial owner is referred to as a "broker non-vote". Under current NYSE interpretations, the proposal to ratify the appointment of Wipfli, LLP as our independent auditor is considered a discretionary matter.

DATE, TIME AND PLACE OF ANNUAL MEETING

The Annual Meeting will be held virtually, over the Internet, on June 24, 2021 at 9:00 a.m. (Central time).

HOW TO VOTE AT THE ANNUAL MEETING

The Annual Meeting will be a virtual meeting held over the Internet via Mediasite at www.sonicfoundry.com/shareholder. You will be able to vote your shares electronically at proxyvote.com by entering your sixteen-digit control number located on your proxy card or in the email you have consented to receive from your bank/broker that retains your shares.

The Company has also arranged for space in our offices located at 222 West Washington Avenue, Suite 100, Madison, Wisconsin 53703 from which you can access the Internet and attend the virtual meeting. Should you wish to do so, please contact Laura Delis at laura.delis@sonicfoundry.com no later than seven days prior to the virtual annual meeting. This is an option we are providing for your convenience, as required by Maryland law. YOU DO NOT HAVE TO UTILIZE THIS SPACE IN ORDER TO ACCESS THE VIRTUAL MEETING. YOU MAY ACCESS THE VIRTUAL MEETING FROM ANY CONVENIENT LOCATION.

PROPOSAL ONE: ELECTION OF DIRECTORS

Our Amended and Restated Articles of Incorporation and Bylaws provide that the Board of Directors shall be divided into five classes, with each class having a five-year term. Directors are assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. Vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes may be filled by either the affirmative vote of the holders of a majority of the then-outstanding shares or by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board of the Directors. Newly created directorships resulting from any increase in the number of directors may, unless the Board of Directors determines otherwise, be filled only by a majority vote of the entire Board of Directors. A director elected by the Board of Directors to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve until the next annual meeting of stockholders or until such director’s successor is elected and qualified.

Our Amended and Restated Articles of Incorporation provide that the number of directors, which shall constitute the whole Board of Directors, shall not be less than three or more than twelve. The currently authorized number of directors is seven. The seat on the Board of Directors currently held by Frederick H. Kopko, Jr. is designated as a Class III Board seat, with a term expiring at the Annual Meeting. Additionally, following the resignations of David Slayton and Gary Weis, the Sonic Board of Directors appointed Messrs. Taha Jangda and William St. Lawrence for seats on the Board of Directors in May 2021with terms expiring at the Annual Meeting. The Board of Directors has nominated Frederick H. Kopko, Jr. and Taha Jangda as Class III Directors and William St. Lawrence as a Class V Director for election at the Annual Meeting.

If elected at the Annual Meeting, Messrs. Kopko and Taha Jangda would serve until the 2026 Annual Meeting and William St. Lawrence will serve until the 2023 Annual Meeting and until their successors are elected and qualified or until their earlier death, resignation or removal.

The election of Messrs. Kopko, Jangda and St. Lawrence requires a plurality of the votes present and entitled to vote.

Nominees for Director for a Five-Year term expiring on the 2026 Annual Meeting

Frederick H. Kopko, Jr.	Term Expires in 2026
(Class III director)

Mr. Kopko, age 65, served as Sonic Foundry’s Secretary from April 1997 to February 2001 and has been a Director since December 1995. Mr. Kopko is a partner of the law firm of McBreen & Kopko, Chicago, Illinois, and has been a partner of that firm since January 1990. Mr. Kopko practices in the area of corporate law. He is the Managing Director, Neltjeberg Bay Enterprises LLC, a merchant banking and business consulting firm and has been a Director of Mercury Air Group, Inc. since 1992. Mr. Kopko received a B.A. degree in Economics from the University of Connecticut, a J.D. degree from the University of Notre Dame Law School and an M.B.A. degree from the University of Chicago.

Taha Jangda	Term Expires in 2026
(Class III director)

Mr. Jangda, age 30, was elected as a Director in May 2021. Mr. Jangda is the General Partner of Healthx Ventures, a digital healthcare-focused early-stage fund since December 2016, a member of the board of directors of Orbita, Inc. since 2018 as well as serving in numerous board observer and advisory roles. Prior to his current roles, Mr. Jangda served from February 2015 to September 2017, as one of the founding team members and Strategic Advisor of TMC Innovation Institute, an accelerator program for the development of medical devices and digital heath startups. From September 2015 to December 2016 Mr. Jangda served as the Chief Evangelist of Redox, a healthcare industry software company. From August 2014 to October 2015 Mr. Jangda was the Director of Commercialization for Admetsys, a developer of real-time diagnostic platform and closed-loop artificial pancreas. Mr. Jangda has a BS in Psychology from Texas A&M University.

Nominee for Director for a Two-Year term expiring on the 2023 Annual Meeting

William St. Lawrence	Term Expires in 2023
(Class V director)

Mr. St. Lawrence, age 52, was elected as a Director in May 2021. Mr. St. Lawrence has served as the General Counsel / VP of Business Development at BioDental Sciences, Inc, a dental technology and services company since August 2019. Prior to joining BioDental Sciences, Inc.,Mr. St. Lawrence served from February 2017 to August 2019, as the General Counsel and then interim CEO at Northern Power Systems (TSX), a VT-based renewable energy company. From September 2012 to December 2020 Mr. St. Lawrence was General Counsel and Chief Administrative Officer / Advisor for Northeast Wireless Networks, a wholesale shared access cellular networks company acquired by AT&T in September 2018. Mr. St. Lawrence has a B.A. in History from Hobart and William Smith Colleges and a J.D. from the University of Maine School of Law.

The members of the Board of Directors unanimously recommend a vote FOR the election of Messrs. Kopko and Jangda as Class III Directors and Mr. St. Lawrence as a Class V Director.

DIRECTORS CONTINUING IN OFFICE

Brian T. Wiegand	Term Expires in 2022
(Class IV Director)

Mr. Wiegand, age, 51, has been a director of the Company since July 2012, and is a serial entrepreneur who successfully founded and sold several internet-based companies. He is currently the founder and CEO of Gravy, Inc., a live video shopping platform. Mr. Wiegand founded and served as CEO of Hopster, a company that links digital marketing efforts with real-world shopping behavior by rewarding consumer purchase loyalty, engagement and advocacy. Hopster announced in October 2014 that it was acquired by Inmar, Incorporated, where Mr. Wiegand served as SVP of Growth and Strategy from the date of purchase to August 2016. Mr. Wiegand co-founded and served as executive chair of the board of Alice.com, an online retail platform that connects manufacturers and consumers in the consumer packaged goods market. Alice.com filed for receivership in August 2013. Mr. Wiegand also co-founded Jellyfish.com, a shopping search engine, in June of 2006. He served as CEO until October 2007 when the company was sold to Microsoft. Mr. Wiegand continued with Microsoft as the General Manager of Social Commerce until May 2008. He also co-founded NameProtect, a trademark research and digital brand protection services company in August 1997 which was sold to Corporation Services Company in March 2007. In addition, Mr. Wiegand founded BizFilings in 1996, the Internet’s leading incorporation Services Company. He served as the president and CEO until 2002 when the company was acquired by Wolters Kluwer. Mr. Wiegand attended the University of Wisconsin – Madison.

Nelson A. Murphy	Term Expires in 2024
(Class I Director)

Mr. Murphy, age 60, has been a Director since November 2017. Since January 2015, Mr. Murphy has been the Executive VP, Finance & Operations for Catawba College, a private liberal arts college. From August 2013 to June 2015 Mr. Murphy was VP, International Finance at Syniverse Technologies, Inc. in Luxembourg, a provider of mobile technologies, and from October 2010 to August 2013 served as VP – Finance, Defensive Systems Division at Northrop Grumman Corporation, a global security company. Previously, Mr. Murphy served in various senior finance roles at AT&T including responsibility for finance in operations located in Europe, the Middle East and Latin America. Mr. Murphy has a B.S. in Accounting from Wake Forest University.

Mark D. Burish	Term Expires in 2025
(Class II Director)

Mr. Burish, age 67, has been a director since March 2010 and has served as Non-Executive Chair since April 2011. Mr. Burish is a shareholder of the law firm of Hurley, Burish & Stanton, Madison, WI, which he helped start in 1983. He is the founder and CEO of Our House Senior Living, LLC, Milestone Senior Living, LLC and Milestone Management Services, LLC which he started in 1997. Mr. Burish received his BA degree in communications from Marquette University in 1975 and his JD degree from the University of Wisconsin in 1978.

Joe Mozden Jr.	Term Expires in 2025
(Class II Director)

Mr. Mozden, age 57, was appointed by the Board of Directors to serve as the Company’s Chief Executive Officer, effective September 14, 2020, and to serve as a Class II Director. Prior to joining the Company, from 2015 to 2020, Mr. Mozden served as Vice-President of DeVry University and leader of DeVryWORKS, an e-learning platform focused on servicing corporations, military and educational institutions. From 2005 to 2015 he served as Executive Vice-President and Chief Operating Officer for the Alliant Group, a private equity-owned multi-channel marketing services provider specializing in database marketing, data aggregation, and analytics for advanced advertising, direct mail, telemarketing, e-mail marketing, and big data. He also has been in sales and marketing roles at Commonwealth Telephone Enterprises, Inc. and LSSI, a data aggregator providing content and SaaS offerings to telco, marketing, cable and SEO companies. His other board affiliations include a manufacturing company and a non-for-profit charitable organization. Mr. Mozden received a BS in Electrical Engineering from Rensselaer-Polytechnic Institute and an MBA in Finance and International Business from New York University.

DIRECTORS NOT CONTINUING IN OFFICE

Gary R. Weis

Mr. Weis, age 74, served as Chief Executive Officer from March 2011 until April 2019, Chief Technology Officer from September 2011 to April 2019 and a Director of Sonic from February 2004 to May 2021. Prior to joining Sonic, he served as President, Chief Executive Officer and a Director of Cometa Networks, a wireless broadband Internet access company from March 2003 to April 2004. From May 1999 to February 2003 he was Senior Vice President of Global Services at AT&T where he was responsible for one of the world's largest data and IP networks, serving more than 30,000 businesses and providing Internet access to more than one million individuals worldwide. While at AT&T, Mr. Weis also was CEO of Concert, a joint venture between AT&T and British Telecom. Previously, from January 1995 to May 1999 he was General Manager of IBM Global Services, Network Services. Mr. Weis served as a Director from March 2001 to February 2003 of AT&T Latin America, a facilities-based provider of telecom services in Brazil, Argentina, Chile, Peru and Columbia. Mr. Weis earned BS and MS degrees in Applied Mathematics and Computer Science at the University of Illinois, Chicago. Mr. Weis resigned from the Board of Directors on May 11, 2021, effective April 30, 2021.

David F. Slayton

Mr. Slayton, age 52, served as a Director from November 2017 to May 2021. Since April 2013, Mr. Slayton has been the Chief Financial Officer of Ovative Group, a digital media agency and analytics firm. From July 2008 to March 2013, Mr. Slayton was co-founder, Executive Vice President – CFO and a member of the board of Alice.com, an e-commerce retail marketplace. Prior to his service at Alice.com, Mr. Slayton served in senior financial management roles at numerous companies including as Chief Financial Officer at Shavlik Technologies from June 2005 to July 2008, Managing Director and co-founder at Haviland Partners Inc. from August 2003 to February 2005 and as Chief Financial of NameProtect Inc. from July 2000 to July 2003. Mr. Slayton earned a BS in Economics from the Massachusetts Institute of Technology (June 1991) and an MBA in Business Administration from Harvard University (June 1996). Mr. Slayton resigned from the Board of Directors on May 6, 2021.

When considering whether the Board of Directors and nominees thereto have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of our business and structure, the Board of Directors focused primarily on the information discussed in each of the Board members' biographical information set forth above. Each of the Company's directors possess high ethical standards, act with integrity and exercise careful, mature judgment. Each is committed to employing his skills and abilities to aid the long-term interests of the stakeholders of the Company. In addition, each of our directors has exhibited judgment and skill, and has either been actively involved with the Company for a considerable period of time or has experience with other organizations of comparable or greater size. In particular, Mr. Kopko has had extensive experience with companies comparable in size to Sonic Foundry, including serving as a director of Mercury Air Group, Inc. and other private and public companies and fills a valuable need with experience in securities and other business law. Mr. Burish brings additional valuable legal experience to the Board as well as experience obtained through founding multiple companies. Mr. Wiegand has significant experience in founding and operating technology companies and building brand awareness with both businesses and consumers. Mr. Murphy has significant experience in finance and accounting both in the higher education field as well as with technology companies. Mr. Mozden has significant experience in developing and managing e-learning platforms. Mr. Jangda has significant experience founding and investing in technology companies. Mr. St. Lawrence has substantial experience in business law and managing technology companies.

CORPORATE GOVERNANCE

Director Independence

Although the Company’s stock is no longer listed on the NASDAQ Stock Market (“NASDAQ”), the Company complies with many of the listing requirements for such market. After meeting all of the listing requirements for NASDAQ, the Company will consider reapplying for listing. NASDAQ requires that a majority of the members of our Board be independent, as defined under NASDAQ’s rules. The NASDAQ rules have both objective tests and a subjective test for determining who is an “independent director.”  The objective tests state, for example, that a director is not considered independent if he or she is an employee of the Company or has engaged in various types of business dealings with the Company. The subjective test states that an independent director must be a person who lacks a relationship that in the opinion of the Board would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has made a subjective determination as to each independent director that no relationship exists that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board reviews information provided by the directors in an annual questionnaire with regard to each director’s business and personal activities as they relate to the Company. Based on this review and consistent with NASDAQ’s independence criteria, the Board has affirmatively determined that Nelson A. Murphy, Taha Jangda, William St. Lawrence and Brian T. Wiegand are independent.

Related Person Transaction

The Board has adopted a Related Person Transaction Policy (the “Policy”), which is a written policy governing the review and approval or ratification of Related Person Transactions, as defined in SEC rules.

Under the Policy, each of our directors and executive officers must notify the Chairman of the Audit Committee in writing of any new potential Related Person Transaction involving such person or an immediate family member. The Audit Committee will review the relevant facts and circumstances and will approve or ratify the transaction only if it determines that the transaction is not inconsistent with, the best interests of the Company. The Related Party Transaction must then be approved by the independent directors. In determining whether to approve or ratify a Related Person Transaction, the Audit Committee and the independent directors may consider, among other things, the benefits to the Company; the impact on the director’s independence (if the Related Person is a director or an immediate family member); the availability of other sources for comparable products or services; the terms of the transaction; and the terms available to unrelated third parties or to employees generally.

Board Leadership Structure and Role in Risk Oversight

Mark D. Burish serves as Non-Executive Chairman of the Board and Joe Mozden Jr. serves as our Chief Executive Officer.  The Company believes that having separate positions provides an appropriate leadership structure.

Our business and affairs are managed under the direction of our board, which is the Company’s ultimate decision-making body, except with respect to those matters reserved to our stockholders. Our Board’s key mission is to maximize long-term stockholder value. Our Board establishes our overall corporate policies, selects and evaluates our executive management team (which is charged with the conduct of our business), and acts as an advisor and counselor to executive management. Our board also oversees our business strategy and planning, as well as the performance of management in executing its business strategy and assessing and managing risks.

What is the Board’s role in risk oversight?

The board takes an active role in monitoring and assessing the Company’s risks, which include risks associated with operations, credit, financing and capital investments. Management is responsible for the Company’s day-to-day risk management activities and our board’s role is to engage in informed risk oversight. Management, through its disclosure committee, compiles an annual ranking of risks to which the Company could be subjected and reviews the results of this risk assessment with the audit committee. Any significant risks are then reviewed by the board and assigned for oversight. In fulfilling this oversight role, our board focuses on understanding the nature of our enterprise risks, including our operations and strategic direction, as well as the adequacy of our risk management process and overall risk management system. There are a number of ways our board performs this function, including the following:

•	at its regularly scheduled meetings, the board receives management updates on our business operations, financial results and strategy and discusses risks related to the business;

•

the audit committee assists the board in its oversight of risk management by discussing with management, particularly, the Chief Financial Officer, our guidelines and policies regarding financial and enterprise risk management and risk appetite, including major risk exposures, and the steps management has taken to monitor and control such exposures; and

•

through management updates and committee reports, the board monitors our risk management activities, including the annual risk assessment process, risks relating to our compensation programs, and financial and operational risks being managed by the Company.

The board of directors also has oversight responsibility for risks and exposures related to employee compensation programs and management succession planning and assesses whether the organization’s compensation practices encourage risk taking that would have a material adverse effect on the Company. The compensation committee periodically reviews the structure and elements of our compensation programs and its policies and practices that manage or mitigate such risk, including the balance of short-term and long-term incentives, use of multiple performance measures, and a multi-year vesting schedule for long-term incentives. Based on these reviews, the committee believes our compensation programs do not encourage excessive risk taking.

Board Structure and Meetings

The Board met five times during Fiscal 2020. The Board also acted by written consent from time to time. All directors attended at least 75% of the total number of Board meetings and committee meetings on which they serve (during the period in which each director served).  In addition, NASDAQ marketplace rules contemplate that the independent members of our Board will meet during the year in separate closed meetings referred to as “executive sessions” without any employee director or executive officer present.  Executive sessions were usually held after regularly scheduled Board meetings during Fiscal 2020.

The Board of Directors has four standing committees, the Audit Committee, the Executive Compensation Committee, the Governance Committee and the Nominations Committee. The Board of Directors also established a special committee of disinterested and independent members to consider and negotiate the terms of transactions between the Company and Mark D. Burish, the Company’s chair.

Sonic has a standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Through April 30, 2021, the members of the Audit Committee were Messrs. Murphy (chair), Slayton and Wiegand. Currently, members of the Audit Committee are Messrs. Murphy (chair), Jangda and Wiegand. Sonic’s Board of Directors has determined that all members of Sonic’s Audit Committee are “independent” as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act and as defined under Nasdaq listing standards. The Audit Committee provides assistance to the Board in fulfilling its oversight responsibility including: (i) internal and external financial reporting, (ii) risks and controls related to financial reporting, and (iii) the internal and external audit process. The Audit Committee is also responsible for recommending to the Board the selection of our independent public accountants and for reviewing all related party transactions. The Audit Committee met five times in Fiscal 2020. A copy of the charter of the Audit Committee is available on Sonic’s website.

Sonic's Board of Directors has determined that, due to his experience serving in senior financial roles at several companies as well as his degree in accounting and designation as a certified public accountant, Mr. Murphy meets the definition of audit committee financial expert as that term is defined under the rules of the Securities and Exchange Commission. The members of the Audit Committee also meet the Nasdaq Stock Market requirements regarding the financial sophistication and the financial literacy of members of the Audit Committee.

The Compensation Committee consists of Messrs. Burish (chair) and Wiegand. The Board of Directors has determined that all of the members of the Compensation Committee are “independent” as defined under Nasdaq listing standards. The Compensation Committee makes recommendations to the Board with respect to salaries of employees, the amount and allocation of any incentive bonuses among the employees, and the amount and terms of stock options to be granted to executive officers. The Compensation Committee met once in Fiscal 2020. A copy of the charter of the Compensation Committee is available on Sonic’s website.

The Nominations Committee consists of Messrs. Burish (chair) and Wiegand. The Board of Directors has determined that all of the members of the Nominations Committee are “independent” as defined under Nasdaq listing standards. The purpose of the Nominations Committee is to evaluate and recommend candidates for election as directors, make recommendations concerning the size and composition of the Board of Directors, develop specific criteria for director independence, and assess the effectiveness of the Board of Directors. Our Board of Directors has adopted a charter for the Nominations Committee, which is available on Sonic’s website. The Nominations Committee will review all candidates in the same manner regardless of the source of the recommendation. In recommending candidates for election to the Board of Directors, the Nominations Committee reviews each candidate’s qualifications, including whether a candidate possesses any of the specific qualities and skills desirable in certain members of the Board of Directors. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate. Generally, the Nominations Committee will consider various criteria in considering whether to make a recommendation. These criteria include expectations that directors have substantial accomplishments in their professional backgrounds and are able to make independent, analytical inquiries and exhibit practical wisdom and mature judgment. Director candidates should possess the highest personal and professional ethics, integrity and values, be committed to promoting the long-term interest of our stockholders and be able and willing to devote the necessary time to carrying out their duties and responsibilities as members of the Board. While the Board of Directors has not adopted a policy regarding diversity, we also believe our directors should come from diverse backgrounds and experience bases in order to promote the representation of diverse views on the Board of Directors. Stockholder recommendations of candidates for Board membership will be considered when submitted to Corporate Secretary, Sonic Foundry, Inc., 222 W. Washington Ave., Madison, WI 53703. When submitting candidates for nomination to be elected at Sonic's annual meeting of stockholders, stockholders must also follow the notice procedures and provide the information required by Sonic's bylaws.

In particular, for a stockholder to nominate a candidate for election at the 2021 Annual Meeting of Stockholders, the nomination must be delivered or mailed to and received by Sonic's Secretary between February 24, 2022 and March 26, 2022 (or, if the 2021 annual meeting is advanced by more than 30 days or delayed by more than 60 days from June 24, 2022, not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth calendar day following the date on which public announcement of the date of the annual meeting is first made). The nomination must include the same information as is specified in Sonic's bylaws for stockholder nominees to be considered at an annual meeting, including the following:

•	The stockholder's name and address and the beneficial owner, if any, on whose behalf the nomination is proposed;
•	The stockholder's reason for making the nomination at the annual meeting, and the signed consent of the nominee to serve if elected;
•	The number of shares owned by, and any material interest of, the record owner and the beneficial owner, if any, on whose behalf the record owner is proposing the nominee;
•	A description of any arrangements or understandings between the stockholder, the nominee and any other person regarding the nomination; and
•

Information regarding the nominee that would be required to be included in Sonic's proxy statement by the rules of the Securities and Exchange Commission, including the nominee's age, business experience for the past five years and any other directorships held by the nominee.

DIRECTORS COMPENSATION

Our directors who are not also our full-time employees, receive an annual retainer of $10,000 in addition to a fee of $750 for attendance at each meeting of the Board of Directors and $500 per committee meeting attended, other than special committee meetings for which members receive $1,000 per committee meeting attended. In addition, the chair of the Audit Committee receives an Audit Committee annual retainer of $4,000 and the chair of the Compensation Committee receives a $1,500 Compensation Committee annual retainer. Mr. Burish receives an annual retainer of $17,500 as compensation for his services as Chair of the Board of Directors. The total fee compensation earned by the five non- employee directors combined in Fiscal 2020 was $144,750. When traveling from out-of-town, the members of the Board of Directors are also eligible for reimbursement for their travel expenses incurred in connection with attendance at Board meetings and Board Committee meetings. Directors who are also employees do not receive any compensation for their participation in Board or Board Committee meetings.

Pursuant to the 2008 Sonic Foundry Non-Employee Amended Directors Stock Option Plan (the “Directors Plan”) we grant to each non-employee director who is reelected or who continues as a member of the Board of Directors at each annual stockholders meeting a stock option to purchase 2,000 shares of Common Stock. Further, the chair of our Audit Committee receives an additional stock option grant to purchase 500 shares of Common Stock per year pursuant to Sonic’s Non-Employee Amended Directors Stock Option Plan.

The exercise price of each stock option granted was equal to the market price of Common Stock on the date the stock option was granted. Stock options issued under the Directors Plan vest fully on the first anniversary of the date of grant and expire after ten years from date of grant. An aggregate of 150,000 shares are reserved for issuance under the Directors Plan.

If any change is made in the stock subject to the Directors Plan, or subject to any option granted thereunder, the Directors Plan and options outstanding thereunder will be appropriately adjusted as to the type(s), number of securities and price per share of stock subject to such outstanding options.

The options and warrants set forth above have an exercise price equal to the fair market value of the underlying common stock on the date of grant. The term of all such options is ten years.

The following table summarizes cash and equity compensation provided our non-employee directors during the fiscal year ended September 30, 2020.

Name (a)	Fees Earned Or Paid In Cash ($)(1) (b)	Stock Awards ($)(2) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compen-sation ($) (e)	Change in Pension Value and Non-qualified Deferred Compen- sation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)

Mark D. Burish	2,750	30,500	—	—	—	—	33,250
Frederick H. Kopko	13,750	—	—	—	—	—	13,750
Nelson A. Murphy	37,250	—	—	—	—	—	37,250
David F. Slayton	32,250	—	—	—	—	—	32,250
Brian T. Wiegand	16,750	—	—	—	—	—	16,750
Gary R. Weis	11,500	—	—	—	—	—	11,500

(1)	The amount reported in column (b) is the total of retainer fees and meeting attendance fees paid in cash.
(2)	The amount reported in column (c) is the total of retainer fees and meeting attendance fees awarded in common stock.

EXECUTIVE OFFICERS OF SONIC

Our executive officers, who are appointed by the Board of Directors, hold office for one-year terms or until their respective successors have been duly elected and have qualified. There are no family relationships between any of the executive officers of Sonic.

Joe Mozden, age 58, was appointed by the Board of Directors to serve as the Company’s Chief Executive Officer, effective September 14, 2020. For further information regarding Mr. Mozden, please refer to “Directors Continuing in Office”.

Kelsy Boyd, age 54, served as Chief Financial Officer from June 1, 2020 through February 2021. Prior to her appointment as Chief Financial Officer she was Executive Vice-President of Finance. She has more than 25 years of financial leadership and consulting experience in the digital media, manufacturing, agriculture and government sectors. Prior to joining Sonic, she provided controller-level consulting services to several private companies between 2018 and 2019. She also served as Finance Director for a municipality from 2015-2017, and as the Chief Financial Officer for a private manufacturing company from 2006-2014. From 1996 to 2003 she had served in various roles for Sonic, including Controller and Senior Director of Operations. She received her BBA in Finance and Accounting from the University of North Dakota, and is a Certified Public Accountant.

Robert M. Lipps, age 50, has been Executive Vice President of Sales since April 2008, joining Sonic Foundry in April 2006 as Vice President of International Sales and assuming expanded responsibility for U.S. central sales in 2007. Mr. Lipps leads the company’s global sales organization including oversight of domestic, international and channel sales. He holds 15 years of sales leadership, business development and emerging market entry expertise in the technology and manufacturing sectors, including sales and channel management.  From January 2004 to March 2006 he served as General Manager of Natural Log Homes LLC, a New Zealand based manufacturer of log homes. From July 1999 to Dec 2002 he served as Latin America Regional Manager of Adaytum, a software publisher of planning and performance management solutions, (acquired by Cognos Software, an IBM Company, in January 2003) and from May 1996 to July 1999 he served as International Sales Manager for Persoft, a software publisher of host access and mainframe connectivity solutions (acquired by Esker software in 1998). Mr. Lipps has a B.S. degree in Marketing from the University of Wisconsin at La Crosse.

Kenneth A. Minor, age 59, has been our Interim Chief Financial Officer and Secretary since March 2021. Mr. Minor previously served as our Chief Financial Officer from June 1997 through May 2020. Mr. Minor provides fractional CFO and other financial consulting services through Spotlight CFO Services, a firm he founded in August 2019. Mr. Minor is a certified public accountant and has a B.B.A. degree in accounting from Western Michigan University.

Michael Norregaard, age 59, served as Chief Executive Officer from May 2019 to September 2020 and joined the Company in January 2013. During Mr. Norregaard’s tenure with the Company he served in various sales and operations roles including as Chief Operating Officer, Vice President of Business Development and Senior Vice President of Sales Operations. From 2007 to January 2013 Mr. Norregaard served as Managing Director / Divisions Director Outsourcing Services for Logica PLC, a multinational IT and management consulting company headquartered in the United Kingdom. Prior to his role with Logica, Mr. Norregaard held various other executive roles in European technology companies as well as client manager and sales executive at IBM and general manager at AT&T. Mr. Norregaard has a Bachelor of Business from the Copenhagen Business School and a Master of Social Economics from the University of Copenhagen.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows information known to us about the beneficial ownership of our Common Stock as of May 17, 2021, by each stockholder known by us to own beneficially more than 5% of our Common Stock, each of our executive officers named in the Summary Compensation Table (“Named Executive Officers”), each of our directors, and all of our directors and executive officers as a group. Unless otherwise noted, the mailing address for these stockholders is 222 West Washington Avenue, Madison, Wisconsin 53703.

Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to shares. Shares of common stock issuable upon the exercise of stock options or warrants exercisable within 60 days after May 17,2021, which we refer to as Presently Exercisable Options or Presently Exercisable Stock Warrants, are deemed outstanding for computing the percentage ownership of the person holding the options but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the person named below.

Name of Beneficial Owner(1)	Number of Shares of Class Beneficially Owned	Percent of Class(2)
Common Stock
Mark D. Burish(3) 33 East Main St. Madison, WI 53703	3,321,284	41.1%
Andrew D. Burish(4) 8020 Excelsior Drive Madison, WI, 53717	1,041,929	12.6
Joe Mozden, Jr.(5)	69,500	*
Kenneth A. Minor	16,520	*
Robert M. Lipps(6)	162,235	2.0
Michael Norregaard (7)	19,500	*
Kelsy Boyd(8)	26,250	*
Gary R. Weis(9)	387,359	4.6
Frederick H. Kopko, Jr.(10) 29 South LaSalle Street Chicago, IL 60603	95,287	1.2
Brian T. Wiegand (11) 1600 Aspen Commons Middleton, WI 53562	84,090	1.0
Nelson A. Murphy(12) 2300 W. Innes St. Salisbury, NC 28144	60,008	*
David F. Slayton(13) 701 Washington Ave N., Suite 400 Minneapolis, MN 55401	62,667	*
Taha Jangda 3827 Linklea Drive Houston, TX 77025	—	*
William St. Lawrence	—	*

All current Executive Officers and Directors as a Group (9 persons)(14)	4,304,700	49.7%

*         less than 1%

(1)

Sonic believes that the persons named in the table above, based upon information furnished by such persons, except as set forth in notes (5) where such information is based on a Schedule 13G, have, except as set forth in note (5), sole voting and dispositive power with respect to the number of shares indicated as beneficially owned by them.

(2)	Applicable percentages are based on 8,064,838 shares outstanding, adjusted as required by rules promulgated by the Securities and Exchange Commission.
(3)	Includes 16,000 shares subject to Presently Exercisable Options.
(4)	Includes 232,558 shares subject to Presently Exercisable Common Stock Warrants. Information is based on information provided to the Company on April 30, 2021.
(5)	Includes 57,000 shares subject to Presently Exercisable Options.
(6)	Includes 160,160 shares subject to Presently Exercisable Options.
(7)	Includes 12,500 shares subject to Presently Exercisable Options.
(8)	Includes 16,250 shares subject to Presently Exercisable Options.
(9)	Includes 291,473 shares subject to Presently Exercisable Options.
(10)	Includes 16,000 shares subject to Presently Exercisable Options.
(11)	Includes 18,000 shares subject to Presently Exercisable Options.
(12)	Includes 7,000 shares subject to Presently Exercisable Options.
(13)	Includes 6,000 shares subject to Presently Exercisable Options.
(14)	Includes an aggregate of 600,383 Presently Exercisable Options

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis describes our compensation strategy, policies, programs and practices for the executive officers identified in the Summary Compensation Table. Throughout this proxy statement, we refer to these individuals, who serve as our Chief Executive Officer, Chief Financial Officer and Executive Vice President of Sales as the “Named Executive Officers.”

The Executive Compensation Committee (“Committee”) establishes and oversees our compensation and employee benefits programs and approves the elements of total compensation for the executive officers. The day-to-day design and administration of our retirement and employee benefit programs available to our employees are handled by our Human Resources and Finance Department employees. The Committee is responsible for reviewing these programs with management and approving fundamental changes to them.

Overview and Objectives of our Executive Compensation Program

The compensation program for our executive officers is designed to attract, motivate, reward and retain highly qualified individuals who can contribute to Sonic’s growth with the ultimate objective of increasing stockholder value.   Our compensation program consists of several forms of compensation:  base salary, annual bonus, long-term incentives and limited perquisites and benefits.

Base salary and annual bonus are cash-based while long-term incentives consist of stock option awards. The Committee does not have a specific allocation goal between cash and equity-based compensation or between annual and long-term incentive compensation. Instead, the Committee relies on the process described in this discussion and analysis in its determination of compensation levels and allocations for each executive officer.

The recommendations of the Chief Executive Officer play a significant role in the compensation-setting process. The Chief Executive Officer provides the Committee with an annual overall assessment of Sonic’s achievements and performance, his evaluation of individual performance and his recommendations for annual compensation and long-term incentive awards. The Committee has discretion to accept, reject or modify the Chief Executive Officer’s recommendations. The Committee determines the compensation for the Chief Executive Officer in an executive session.

Market Competitiveness

The Committee’s target is for total cash compensation to average between the 50th and 75th percentile of published compensation data derived from two sources: (i) a peer group of companies that are in our industry, competitors for key talent, or with similar financial characteristics; and (ii) published market survey data for companies within our revenue range. The peer group data was obtained from the most recently filed proxy statement of 12 publicly-traded technology companies with annual revenues ranging from approximately $10 million to just under $100 million; market capitalization from approximately $10 million to approximately $200 million and approximately 300 employees or less. The following companies comprised the peer group for the study: Adesto Technologies, Corp, Asure Software Inc., Bsquare Corporation, Datawatch Corp., FalconStor Software Inc., GlobalSCAPE Inc., Glowpoint Inc., GSE Systems Inc., Inuvo Inc., MAM Software Group, Inc., Qumu Corporation and Smith Micro Software Company. Given competitive recruiting pressures, the Committee retains its discretion to deviate from this target under appropriate circumstances. The Committee periodically receives updates of the published compensation data

Pay for Performance

The Committee believes that both long and short term compensation of executive officers should correlate to Sonic’s overall financial performance.  Incentive payouts will be larger with strong performance and smaller if Sonic’s financial results decline. From time to time, extraordinary Board-approved initiatives in a fiscal year, such as a restructuring, acquisition, or divestiture, are considered by the Committee in its overall evaluation of Sonic’s performance.

Peer Group Analysis

Compensation data came from a peer group of twelve public companies that we consider similar to our market for sales, or for key talent, or with similar financial or other characteristics such as number of employees. The companies in the peer group are described above.

Components of Executive Compensation

Base Salary

The Committee seeks to pay the executive officers a competitive base salary in recognition of their job responsibilities for a publicly held company. As noted above, the target compensation range for an executive’s total cash compensation (salary and bonus) is between the 50th and 75th percentile of the market data reviewed by the Committee.

As part of determining annual compensation review, the Committee also considers the Chief Executive Officer’s recommendation regarding individual performance as well as internal equitable considerations.

In evaluating individual performance, the Committee considers initiative, leadership, tenure, experience, skill set for the particular position, knowledge of industry and business, and execution of strategy in placing the individual within the range outlined.

The Committee met on November 11, 2019 for consideration of base wage changes for Messrs. Norregaard and Lipps. At the recommendation of management, the Committee agreed to maintain compensation for Messrs. Norregaard and Lipps at $281,750 and $250,000, respectively. The Committee further agreed to potential bonus awards based on achievement of target adjusted earnings before interest, taxes and depreciation and amortization (“AEBITDA”) achievement for fiscal 2020 of $65,000 and $35,000, respectively.

Annual Performance-Based Variable Compensation

The performance-based variable compensation reported for each executive officer represents compensation that was earned based on incentive plans. The following describes the methodologies used by the Compensation Committee to determine the final annual performance-based variable compensation earned by each executive officer:

Selection of Performance Metrics. For fiscal 2020, the Compensation Committee designed an incentive program driven by achievement of a combination of target adjusted EBTDA and customers billings results. Messrs. Norregaard and Lipps were included in the plan.

Payout Based on Performance Against Goals. For fiscal 2020 the Company’s performance, as evaluated by the Compensation Committee, lead to the determination Messrs. Norregaard and Lipps earned $87,750 and $50,400, respectively.

Stock Options

The Committee has a long-standing practice of providing long-term incentive compensation grants to the executive officers. The Committee believes that such grants, in the form of stock options, help align our executive officers’ interests with those of Sonic’s stockholders. All stock options have been granted under our 1995 Stock Option Plan, the 1999 Non-Qualified Plan or the 2009 Stock Incentive Plan (“Employee Plans”). All but the 2009 Stock Incentive Plan and the 2020 Equity Incentive Plan are now terminated.

The Committee reviews option grant recommendations by the Chief Executive Officer for each executive officer, but retains full discretion to accept, reject or revise each recommendation.  The Committee’s policy is to grant options on the date it approves them or such other future date as the Committee may agree at the time of approval. The exercise price is determined in accordance with the terms of the Employee Plan and cannot be less than the Fair Market Value, as defined in the Plan, of Sonic’s common stock. The Committee typically grants options once a year, but may grant options to newly hired executives at other times.

In making its determinations, the Committee considers the number of options or shares owned by the executive officers.

No option grants were made to Messrs. Norregaard or Lipps in fiscal 2020. Additionally, an option to purchase 10,000 shares were granted to Ms. Boyd in December 2019.

Health and Welfare Benefits

Our officers are covered under the same health and welfare plans, including our 401(k) plan, as salaried employees.

Employment Agreements

The Company has employment agreements with Messrs. Norregaard and Lipps. Pursuant to such agreements, Messrs. Norregaard and Lipps receive annual base salaries subject to increase each year at the discretion of the Board of Directors. Messrs. Norregaard and Lipps are also entitled to incidental benefits of employment under the agreements. Each of the employment agreements provides that a cash severance payment be made upon termination, other than for cause, or upon death or disability.  In the case of Mr. Norregaard, such cash severance is equal to his then current base compensation paid bi-weekly over a twelve-month period. In the case of Mr. Lipps, such cash severance is equal to the highest cash compensation paid in any of the last three fiscal years immediately prior to termination.  In addition, Messrs. Norregaard and Lipps will receive immediate vesting of all previously unvested common stock and stock options and have the right to voluntarily terminate their employment, and receive the same severance arrangement detailed above following (i) any “person” becoming a “ beneficial” owner of stock of Sonic Foundry representing 50% or more of the total voting power of Sonic Foundry’s then outstanding stock; or, (ii) Sonic Foundry is acquired by another entity through the purchase of substantially all of its assets or securities; or (iii) Sonic Foundry is merged with another entity, consolidated with another entity or reorganized in a manner in which any “person” is or becomes a “beneficial” owner of stock of the surviving entity representing 50% or more of the total voting power of the surviving entity’s then outstanding stock; and, within two years and ninety days of any such event, Messrs. Norregaard or Lipps, as the case may be, is demoted without cause or his title, authority, status or responsibilities are substantially altered, their salary is reduced or the principal office is more than 50 miles outside the Madison metropolitan area. In the case of Mr. Norregaard, it is not considered a termination of any kind, including but not limited to a “voluntary termination”, “involuntary termination”, “constructive termination” or “termination without cause” if the Board of Directors elects to hire a new Chief Executive Officer in replacement of Norregaard, provided that the Board of Directors offers to engage Norregaard as Chief Operating Officer pursuant to substantially the same terms and conditions. Pursuant to the employment agreements, each of Messrs. Norregaard and Lipps has agreed not to disclose our confidential information and not to compete against us during the term of his employment agreement and for a period of one year thereafter. Such non-compete clauses may not be enforceable, or may only be partially enforceable, in state courts of relevant jurisdictions.

If Sonic terminated Mr. Lipps on September 30, 2020, (not for cause), or if Mr. Lipps elected to terminate his employment following a demotion or alteration of duties on September 30, 2020, and a change of control as defined in the employment agreements had occurred, Sonic would be obligated to pay $311,672 (based on fiscal 2018 compensation which was the fiscal year with highest cash compensation in three-year period preceding September 30, 2020 for Mr. Lipps).  In addition, any non-vested rights of Messrs. Norregaard and Lipps under the Employee Plans, would vest as of the date of employment termination. There would be no additional value of accelerated vesting of the options under these circumstances for Mr. Lipps as all of his outstanding options are exercisable.

Effective August 21, 2020, Mr. Norregaard no longer served as Chief Executive Officer of the Company. Effective June 1, 2020, Mr. Minor no longer served as Chief Financial Officer of the Company, although he was retained again as Interim Chief Financial Officer effective March 1, 2021.

Effective September 14, 2020, the Company entered into an employment agreement with Joe Mozden Jr. for Mr. Mozden to serve as Chief Executive Officer of the Company. Pursuant to such employment agreement, Mr. Mozden receives an annual base salary of $300,000, subject to revision each year at the discretion of the Board of Directors. Mr. Mozden will also receive a bonus of up to $150,000 provided that the Company meets certain metrics to be determined, but which will be primarily based on the Company achieving profitability. The employment agreement further provides that, during the term thereof, the Company will nominate Mr. Mozden to serve as a director of the Company. In addition, pursuant to the employment agreement, Mr. Mozden has also received (i) an initial stock option grant of options to purchase 200,000 shares of common stock, exercisable at the market price of the common stock on the date of grant, which vest ratably over a three (3) year period, and (ii) performance options to purchase 150,000 shares of common stock, exercisable at the market price of the common stock on the date of grant, which vest upon achievement of performance metrics to be determined between the Company and Mr. Mozden. Mr. Mozden is also entitled to incidental benefits of employment under the agreement. The employment agreement further provides that if Mr. Mozden’s employment by the Company is terminated without cause, an amount equal to the sum of (i) Mr. Mozden’s previously-determined performance bonus, but only if all performance-based metrics set forth in such bonus have been fully met prior to the date of termination, and (ii) Mr. Mozden’s base compensation earned over the previous twelve (12) months, shall be paid through equal bi-weekly installments made over a twelve-month period beginning on the day immediately following the date of Mr. Mozden’s termination of employment (the “Severance Period”). In addition, Mr. Mozden will receive immediate vesting of all previously unvested common stock and stock options and have the right to voluntarily terminate his employment, and receive the same severance arrangement detailed above, if his employment is terminated within thirty (30) days following a “Change of Control” or within thirty (30) days following an event constituting “Good Reason”. A “Change of Control” is defined in the employment agreement as the following (i) any “person” who does not currently have 50% or more of the total voting power of Sonic Foundry’s then outstanding stock becomes a “ beneficial” owner of stock of Sonic Foundry representing 50% or more of the total voting power of Sonic Foundry’s then outstanding stock; or, (ii) Sonic Foundry is acquired by another entity through the purchase of substantially all of its assets or securities; or (iii) Sonic Foundry is merged with another entity, consolidated with another entity or reorganized in a manner in which any “person” is or becomes a “beneficial” owner of stock of the surviving entity representing 50% or more of the total voting power of the surviving entity’s then outstanding stock. “Good Reason” is defined in the Employment Agreement as follows: a material diminution without cause of Mr. Mozden’s title, authority, status, duties or responsibilities; a reduction in Mr. Mozden’s’s salary in excess of twenty-five percent (25%) in any fiscal year; a material breach by the Company of the employment agreement, or; the principal office of the Company is relocated to a location which is more than 50 miles outside the Madison metropolitan area. Pursuant to the employment agreement, Mr. Mozden has agreed not to disclose the Company’s confidential information and not to compete against the Company during the term of his employment agreement and for a period of one year thereafter. Such non-compete clause may not be enforceable, or may only be partially enforceable, in state courts of relevant jurisdictions.

Effective June 1, 2020, the Company entered into a employment agreement with Kelsy Boyd for Ms. Boyd to serve as Chief Financial Officer of the Company. Pursuant to such employment agreement, Ms. Boyd receives an annual base salary of $200,000. Ms. Boyd will also receive a bonus of up to $50,000 provided that the Company meets certain metrics to be determined, but which will be primarily based on the Company’s earnings. In addition, pursuant to the employment agreement, Ms. Boyd has also received an initial stock option grant of options to purchase 40,000 shares of common stock, exercisable at the market price of the common stock on the date of grant, of which options to purchase 10,000 shares will vest six months from the Effective Date, and of which options to purchase 30,000 shares will vest ratably over a three (3) year period. The employment agreement further provides that if Ms. Boyd’s employment by the Company is terminated without cause, an amount equal to Ms. Boyd’s base compensation earned over the previous six (6) months, shall be paid through equal bi-weekly installments made over a twelve-month period beginning on the day immediately following the date of Ms. Boyd’s termination of employment (the “Severance Period”). In addition, Ms. Boyd will have the right to voluntarily terminate her employment, and receive the same severance arrangement detailed above following (i) any “person” becoming a “ beneficial” owner of stock of Sonic Foundry representing 50% or more of the total voting power of Sonic Foundry’s then outstanding stock; or, (ii) Sonic Foundry is acquired by another entity through the purchase of substantially all of its assets or securities; or (iii) Sonic Foundry is merged with another entity, consolidated with another entity or reorganized in a manner in which any “person” is or becomes a “beneficial” owner of stock of the surviving entity representing 50% or more of the total voting power of the surviving entity’s then outstanding stock; and, within sixty days of such event, one of the following occurs: a material diminution of Ms. Boyd’s title, authority, status, duties or responsibilities; a reduction in Ms. Boyd’s salary; a material breach by the Company of the employment agreement, or; the principal office of the Company is relocated to a location which is more than 50 miles outside the Madison metropolitan area. Pursuant to the employment agreement, Ms. Boyd has agreed not to disclose our confidential information and not to compete against us during the term of his employment agreement and for a period of one year thereafter. Such non-compete clause may not be enforceable, or may only be partially enforceable, in state courts of relevant jurisdictions.

Effective February 26, 2021, Ms. Boyd and the Company entered into a Retirement and Transition Agreement with Ms. Boyd no longer served as Chief Financial Officer of the Company. The agreement made a one-time payment of $50,000 to Ms. Boyd upon execution of the agreement and accelerated vesting of outstanding 2,917 stock options to purchase common stock at an exercise price of $1.30 per share. Mr. Boyd agreed to provide services relating to transition of her duties to her successor as well as services reasonably requested through April 2, 2021 and continue at her current rate of base compensation.

Personal Benefits

Our executives receive a limited number of personal benefits certain of which are considered taxable income to them and which are described in the footnotes to the section of this Proxy Statement entitled “Summary Compensation Table.”

Internal Revenue Code Section 162(m)

Internal Revenue Code Section 162(m) limits the ability of a public company to deduct compensation in excess of $1 million paid annually to each of the Chief Executive Officer and each of the other executive officers named in the Summary Compensation Table. There are exemptions from this limit, including compensation that is based on the attainment of performance goals that are established by the Committee and approved by the Company stockholders. No executive officer was affected by this limitation in fiscal 2020.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of Sonic Foundry has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s 2021 Proxy Statement included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2020, as amended and filed in a Form 10-K.

Proxy Statement.

COMPENSATION COMMITTEE

Mark D. Burish, Chair

Brian T. Wiegand

Summary Compensation

The following table sets forth the compensation of our principal executive officer, our principal financial officer and our other executive officer for the fiscal year ended September 30, 2020.

Name and Principal Position (a)(4)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($)(1) (f)	Non-Equity Incentive Plan Compensation ($)(2) (g)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($) (h)	All Other Compen- sation ($)(3) (i)	Total ($) (j)

Michael Norregaard (4)	2020	260,077	87,750	—	—	—	—	38,861	386,688
Chief Executive Officer	2019	250,916	—	—	—	—		11,848	262,368
Joe Mozden, Jr. (5)	—	—	—	—	—	—	—	—	—
Kelsy Boyd (6) Chief Financial Officer and Secretary	2020	130,231	—	—	—	—	5,600	3,880	139,480
Robert M. Lipps	2020	249,171	50,400	—	—	—	—	9,967	309,538
Executive Vice	2019	242,810	—	—	—	34,077	—	9,100	285,987
President - Sales	2018	242,810	—	—	—	68,862	—	8,614	320,286

(1)

The option awards in column (f) represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for stock options granted during the fiscal year. The assumptions and methodology used in calculating the compensation expense of the option awards are provided in Sonic’s Form 10-K.  See Note 1, “Accounting for Stock Based Compensation” in the Notes to the Consolidated Financial Statements in Sonic’s Form 10-K. The amounts in this column represent value attributed to the awards at the date of grant and not necessarily the actual value that will be realized by the executive. There can be no assurance that the options will ever be exercised (in which case no value will be realized by the executive) or that the value on exercise will equal the ASC Topic 718 value.

(2)	The amounts in column (g) represent cash bonuses which were awarded for performance during the fiscal year based on a pre-established formula.
(3)

The amount shown under column (i) for the fiscal year 2020 includes Sonic’s matching contribution under our 401(k) plan of $10,403, $3,880 and $9,968 for Mr. Norregaard, Ms. Boyd and Mr. Lipps.  Mr. Norregaard received a car allowance of which the taxable personal portion was $6,785.  Mr. Norregaard also received a severance of $21,673.

(4)

Mr. Norregaard was appointed Chief Operating Officer on March 4, 2019 and Chief Executive Officer on April 22, 2019, following the retirement of Mr. Weis as Chief Executive Officer. Mr. Norregaard ceased serving as CEO on Aug. 21, 2020.

(5)	Mr. Mozden was appointed CEO on September 14, 2020 and received no compensation in fiscal 2020.
(6)	Ms. Boyd retired as CFO effective February 26, 2021.

Grants of Plan-Based Awards

The following table shows the plan-based awards granted to the Named Executive Officers during fiscal 2020.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All other stock awards: Number of Shares of stock or	All other option awards: Number of Securities Underlying	Exercise or base price of option awards	Grant Date fair Value of Stock and option awards
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold ($) (f)	Target ($) (g)	Maximum ($) (h)	units (#) (i)	Options (#) (j)	($/Sh) (1) (k)	($) (2) (l)
Kelsy Boyd	12/30/19	—	—	—	—	—	—	—	10,000	1.30	5,600

(1)	Sonic grants employee stock options with exercise prices equal to the closing stock price on the date of grant.
(2)

The amount reported in column (l) represents the grant date fair value of the award following the required FASB ASC Topic 718 compensation methodology. Grant date fair value is calculated using the Lattice method. See Note 1, “Accounting for Stock Based Compensation” in the Notes to the Consolidated Financial Statements in Sonic’s Form 10-K for the fiscal year ended September 30, 2019 for an explanation of the methodology and assumptions used in FASB ASC Topic 718 valuation. With respect to the option grants, there can be no assurance that the options will ever be exercised (in which case no value will be realized by the executive) or that the value on exercise will equal the FASB ASC Topic 718 value.

Sonic grants options to its executive officers under our employee stock option plans. As of September 30, 2020, options to purchase a total of 1,902,346 shares were outstanding under the plans, and options to purchase 1,680,502 shares remained available for grant thereunder.

Outstanding Equity Awards at Fiscal Year-End

The following table shows information concerning outstanding equity awards as of September 30, 2020 held by the Named Executive Officers.

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (1) (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (1) (e)	Option Expiration Date (1) (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Michael Norregaard	5,000	0	None	3.32	08/21/2021
	2,500	0		2.24	08/21/2021
	2,500	0		2.24	08/21/2021
	2,500	0		1.39	08/21/2021
	11,250	0		1.39	08/21/2021
	11,250	0		0.66	08/21/2021
Robert M. Lipps	6,000	0	None	5.26	12/02/2019
	40,000	0		7.80	10/17/2022
	27,816	0		7.17	11/05/2025
	41,273	0		4.75	12/27/2026
	34,047	17,024		2.49	01/17/2028

Kelsy Boyd	10,000	0	None	1.30	12/30/2029

(1)

All options were granted under our stockholder approved Employee Stock Option Plan. All unexercisable options listed in the table become exercisable over a three-year period in equal annual installments beginning one year from the date of grant.

Option Exercises and Stock Vested

The following table shows information concerning option exercises in fiscal 2020 by the Named Executive Officers.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

None

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options	Weighted average exercise price of outstanding options	Number of securities remaining available for future issuance
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	1,707,515	$5.09	967,117
Equity compensation plans not approved by security holders (2)	—	—	—
Total	1,707,515	$5.09	967,117

(1)

Consists of the 2009 Stock Incentive Plan, Employee Incentive Stock Option Plan and the Directors Stock Option Plans. For further information regarding these plans, reference is made to Note 5 of the financial statements.

(2)	Consists of the Non-Qualified Stock Option Plan. For further information regarding this plan, reference is made to Note 5 of the financial statements.

Compensation Committee Interlocks and Insider Participation

The members of the Executive Compensation Committee of Sonic's Board of Directors for fiscal 2020 were those named in the Executive Compensation Committee Report. No member of the Committee was at any time during fiscal 2020 or at any other time an officer or employee of Sonic Foundry, Inc.

No executive officer of Sonic Foundry, Inc. has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of the Board of Directors of Sonic Foundry.

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors, upon the recommendation of the Audit Committee, has appointed the firm of Wipfli LLP (“Wipfli”) as independent auditors to audit our financial statements for the year ending September 30, 2020, and has further directed that management submit the selection of independent public accountants for ratification by the stockholders at the Annual Meeting. Representatives of Wipfli are expected to be present at the Annual Meeting to respond to stockholders' questions and to have the opportunity to make any statements they consider appropriate.

Stockholder ratification of the selection of Wipfli as our independent auditors is not required by our Bylaws or otherwise. However, the Board is submitting the selection of Wipfli to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board and the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board and the Audit Committee in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of Sonic and its stockholders.

The ratification of the appointment of Wipfli as independent public accountants requires the approval of a majority of the votes cast at the Annual Meeting.

Recommendation of Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL TWO RATIFYING THE APPOINTMENT OF WIPFLI AS INDEPENDENT AUDITORS FOR SONIC FOUNDRY.

Relations with Independent Auditors

The Company, upon the recommendation of its audit committee has selected Wipfli, LLP (“Wipfli”) as its independent auditor for the fiscal year ending September 30, 2021.

During the years ended September 30, 2020 and 2019, neither the Company nor its audit committee consulted Wipfli with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, as defined in Item 304(a)(2)(i) of Regulation S-K, for which was concluded an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue. Likewise, neither the Company nor the audit committee consulted Wipfli regarding any matter that was the subject of a disagreement or a reportable event, as defined in Item 304(a)(2)(ii) of Regulation S-K.

As stated in Proposal 2, the Board has selected Wipfli to serve as our independent auditors for the fiscal year ending September 30, 2021.

Audit services performed by Wipfli for Fiscal years 2020 and 2019 consisted of the examination of our financial statements, review of fiscal quarter results, and services related to filings with the Securities and Exchange Commission (SEC). We also retained Wipfli to perform certain audit related services associated with the audit of our benefit plan. All fees paid to Wipfli were reviewed, considered for independence and upon determination that such payments were compatible with maintaining such auditors’ independence, approved by Sonic’s audit committee prior to performance.

Audit services performed by BT for Fiscal 2019 consisted of certain audit related services associated with the audit of our benefit plan. All fees paid to BT were reviewed, considered for independence and upon determination that such payments were compatible with maintaining such auditors’ independence, approved by Sonic’s audit committee prior to performance.

Fiscal Years 2020 and 2019 Audit Firm Fee Summary

During fiscal years 2020 and 2019, we retained our principal accountants to provide services in the following categories and amounts:

	Years Ended September 30,
	2020	2019
Baker Tilly Virchow Krause LLP
Audit Fees	—	$30,000
Audit Related	—	—
Tax Fees	—	—

Wipfli LLP
Audit Fees	276,135	360,723
Audit Related	10,850	10,500
Tax Fees	35,867	46,710

All of the services described above were approved by Sonic’s audit committee prior to performance. The Audit Committee may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the independent auditors, provided that any such approvals are presented to the Audit Committee at its next scheduled meeting. The audit committee has determined that the payments made to its independent accountants for these services are compatible with maintaining such auditors’ independence.

REPORT OF THE AUDIT COMMITTEE 1

The Audit Committee's role includes the oversight of our financial, accounting and reporting processes, our system of internal accounting and financial controls and our compliance with related legal and regulatory requirements, the appointment, engagement, termination and oversight of our independent auditors, including conducting a review of their independence, reviewing and approving the planned scope of our annual audit, overseeing the independent auditors' audit work, reviewing and pre-approving any audit and non-audit services that may be performed by them, reviewing with management and our independent auditors the adequacy of our internal financial controls, and reviewing our critical accounting policies and the application of accounting principles. The Audit Committee held five meetings during fiscal 2020.

Messrs. Murphy, Slayton and Wiegand meet the rules of the SEC for audit committee membership and are "independent" as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act and under Nasdaq listing standards. A copy of the Audit Committee Charter is available on Sonic’s website.

1 The material in this report is not “soliciting material”, is not deemed filed with the SEC, and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

As set forth in the Audit Committee Charter, management of Sonic is responsible for the preparation, presentation and integrity of Sonic’s financial statements and for the effectiveness of internal control over financial reporting. Management and the accounting department are responsible for maintaining Sonic’s accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing Sonic’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

We have reviewed and discussed with our independent auditors, Wipfli, matters required to be discussed pursuant to Auditing Standard No. 16 (Communications with Audit Committees) as promulgated by the Public Company Accounting Oversight Board. We have received from the auditors a formal written statement describing the relationships between the auditor and Sonic that might bear on the auditor's independence consistent with applicable requirements of the Public Company Accounting Oversight Board. We have discussed with Wipfli matters relating to its independence, including a review of audit related fees, and considered the compatibility of non-audit services with the auditors' independence.

The members of the Audit Committee are not full-time employees of Sonic and are not performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Members of the Committee necessarily rely on the information provided to them by management and the independent accountants. Accordingly, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of Sonic’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that Sonic’s auditors are in fact “independent.”

We have reviewed and discussed with management and Wipfli the audited financial statements. We discussed with Wipfli the overall scope and plans of their audit. We met with Wipfli, with and without management present, to discuss results of their examination and the overall quality of Sonic’s financial reporting.

Based on the reviews and discussions referred to above and our review of Sonic’s audited financial statements for fiscal 2020, we recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended September 30, 2020, for filing with the SEC effective December 22, 2020.

Respectfully submitted,

AUDIT COMMITTEE

Nelson A. Murphy, Chair

David F. Slayton

Brian T. Wiegand

CERTAIN TRANSACTIONS

Frederick H. Kopko, Jr., a director and stockholder of Sonic Foundry, is a partner in McBreen & Kopko. Pursuant to the 2008 Non-Employee Directors Plan, Mr. Kopko was granted options to purchase 18,000 shares of Common Stock at exercise prices ranging from $1.39 to $10.07. During fiscal 2020, we paid the Chicago law firm of McBreen & Kopko certain compensation for legal services rendered subject to standard billing rates.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires Sonic's officers and directors, and persons who own more than ten percent of the Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely upon a review of Forms 3 and Forms 4 furnished to us pursuant to Rule 16a-3 under the Exchange Act during our most recent fiscal year, to Sonic Foundry's knowledge, all reporting persons complied with all applicable filing requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended.

Code of Ethics

Sonic has adopted a Code of Ethics (as defined in Item 406 of Regulation S-K) that applies to its principal executive, financial and accounting officers. Sonic Foundry will provide a copy of its code of ethics, without charge, to any investor who requests it. Requests should be addressed in writing to Mr. Ken Minor, Corporate Secretary, 222 West Washington Ave, Madison, WI 53703.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Any stockholder who desires to contact our Board or specific members of our Board may do so electronically by sending an email to the following address: directors@sonicfoundry.com. Alternatively, a stockholder can contact our Board or specific members of our Board by writing to: Secretary, Sonic Foundry Incorporated, 222 West Washington Avenue, Madison, WI 53703.

Each communication received by the Secretary will be promptly forwarded to the specified party following normal business procedures. The communication will not be opened but rather will be delivered unopened to the intended recipient. In the case of communications to the Board or any group or committee of Directors, the Secretary will open the communication and will make sufficient copies of the contents to send to each Director who is a member of the group or committee to which the envelope is addressed.

STOCKHOLDER PROPOSALS FOR 2022 ANNUAL MEETING OF STOCKHOLDERS

Requirements for Stockholder Proposals to be Considered for Inclusion in Sonic's Proxy Materials.

Stockholders of Sonic may submit proposals on matters appropriate for stockholder action at meetings of Sonic's stockholders in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934. For such proposals to be included in Sonic's proxy materials relating to its 2022 Annual Meeting of Stockholders, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received by Sonic no later than the anniversary date of 120 days prior to the date of this proxy statement (January 17, 2022). Such proposals should be delivered to Corporate Secretary, Sonic Foundry, Inc., 222 West Washington Avenue, Madison, Wisconsin 53703.

Requirements for Stockholders Proposals to be Brought Before the Annual Meeting.

Sonic's bylaws provide that, except in the case of proposals made in accordance with Rule 14a-8, for stockholder nominations to the Board of Directors or other proposals to be considered at an annual meeting of stockholders, the stockholder must have given timely notice thereof in writing to the Secretary not less than ninety nor more than one hundred twenty calendar days prior to the anniversary of the date on which Sonic held its immediately preceding annual meeting of stockholders. To be timely for the 2022 Annual Meeting of Stockholders, a stockholder's notice must be delivered or mailed to and received by Sonic's Secretary at the principal executive offices of Sonic between February 24, 2022 and March 26, 2022. However, in the event that the annual meeting is advanced by more than 30 days or delayed by more than 60 days from June 24, 2022, to be timely, notice by the stockholders must be so received not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth calendar day following the date on which public announcement of the date of the annual meeting is first made. In no event will the public announcement of an adjournment of an annual meeting of stockholders commence a new time period for the giving of a stockholder's notice as provided above. A stockholder's notice to Sonic's Secretary must set forth the information required by Sonic's bylaws with respect to each matter the stockholder proposes to bring before the Annual Meeting.

In addition, the proxy solicited by the Board of Directors for the 2022 Annual Meeting of Stockholders will confer discretionary authority to vote on (i) any proposal presented by a stockholder at that meeting for which Sonic has not been provided with notice on or prior to the anniversary date of 45 days prior to the date of this proxy statement (April 2, 2022) and (ii) any other proposal, if the 2022 proxy statement briefly describes the matter and how management's proxy holders intend to vote on it, and if the stockholder does not comply with the requirements of Rule 14a-4(c)(2) under the Securities Exchange Act of 1934. Notwithstanding the above, all stockholder proposals must comply with the provisions of Sonic’s bylaws.

OTHER MATTERS

The Board of Directors has at this time no knowledge of any matters to be brought before this year's Annual Meeting other than those referred to above. However, if any other matters properly come before this year's Annual Meeting, it is the intention of the persons named in the proxy to vote such proxy in accordance with their judgment on such matters.

GENERAL

A copy of our Annual Report to Stockholders for the fiscal year ended September 30, 2020 is being mailed, together with this Proxy Statement, to each stockholder. Additional copies of such Annual Report and of the Notice of Annual Meeting, this Proxy Statement and the accompanying proxy may be obtained from us. We will, upon request, reimburse brokers, banks and other nominees, for costs incurred by them in forwarding proxy material and the Annual Report to beneficial owners of Common Stock. In addition, directors, officers and regular employees of Sonic and its subsidiaries, at no additional compensation, may solicit proxies by telephone, telegram or in person. All expenses in connection with soliciting management proxies for this year's Annual Meeting, including the cost of preparing, assembling and mailing the Notice of Annual Meeting, this Proxy Statement and the accompanying proxy are to be paid by Sonic.

Sonic will provide without charge (except for exhibits) to any record or beneficial owner of its securities, on written request, a copy of Sonic's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended September 30, 2020, including the financial statements and schedules thereto. Exhibits to said report, and exhibits to this proxy statement, will be provided upon payment of fees limited to Sonic's reasonable expenses in furnishing such exhibits. Written requests should be directed to Investor Relations, 222 West Washington Avenue, Madison, Wisconsin 53703. We also make available, free of charge, at the “Investor Information” section of our website, our annual report on Form 10-K, our quarterly reports on Form 10-Q, our current reports on Form 8-K, our proxy statement, amendments and exhibits to such reports as soon as practicable after the filing of such reports, exhibits and proxy statements with the Securities and Exchange Commission.

In order to assure the presence of the necessary quorum at this year's virtual Annual Meeting, and to save Sonic the expense of further mailings, please date, sign and mail the enclosed proxy promptly in the envelope provided. No postage is required if mailed within the United States. The signing of a proxy will not prevent a stockholder of record from voting virtually at the meeting.

By Order of the Board of Directors,

/s/ Ken Minor
May 17, 2021	Ken Minor, Secretary

SONIC FOUNDRY, INC.
ATTN: KEN MINOR
222 W. WASHINGTON AVE
MADISON, WI 53703

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01) Frederick H. Kopko, Jr. 02) Taha Jangda 03) William St. Lawrence

The Board of Directors recommends you vote FOR the following proposal:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000516329_1 R1.0.0.177

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Combined Document is available at www.proxyvote.com

SONIC FOUNDRY, INC.
Annual Meeting of Stockholders
June 24, 2021 9:00 AM Central Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Joe Mozden Jr. and Ken Minor, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Sonic Foundry, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m. Central Time on June 24, 2021 at www.sonicfoundry.com/investors/annual-meeting and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR THE PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

0000516329_2 R1.0.0.177

Continued and to be signed on reverse side